                                  SCHEDULE 14A
                                 (RULE 14A-101)
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO. ___________)

Filed by the Registrant:     |X|
Filed by a party other than the Registrant:     |_|
Check the appropriate box:

|_|  Preliminary Proxy Statement                         |_|  Confidential for Use of the
|X|  Definitive Proxy Statement                               Commission Only (as permitted
|_|  Definitive Additional Materials                          by Rule 14a-6(e)(2))
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  OMTOOL, LTD.
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         |X|  No fee required.
         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
         (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
         (5)      Total fee paid:

--------------------------------------------------------------------------------
         |_|  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

--------------------------------------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
         (3)      Filing Party:

--------------------------------------------------------------------------------
         (4)      Date Filed:

--------------------------------------------------------------------------------

                                                              April 25, 2000

Dear Fellow Stockholder:

         You are cordially invited to attend our Annual Meeting of Stockholders, which will be held this year on Friday, June 2, 2000 at 10:00 A.M. local time, at the Needham Sheraton, 100 Cabot Street, Needham, Massachusetts 02494.

         At this year's meeting, you are asked to elect two Class III directors and to ratify the selection of the Company's auditors. The accompanying Notice of Meeting and Proxy Statement describe these proposals. We urge you to read this information carefully.

         Your Board of Directors unanimously believes that the election of its nominees as directors and the ratification of its appointment of auditors are in the best interest of Omtool, Ltd. and its stockholders, and accordingly recommends a vote FOR Items 1 and 2 on the enclosed proxy card.

         Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, may I urge you to complete, sign, date and return your proxy ballot in the envelope provided. If the address on the accompanying material is incorrect, please advise the Company in writing at 8 Industrial Way, Salem, New Hampshire 03079, Attention: Kira Nelson.

                                           For the Board of Directors

                                           Robert L. Voelk
                                           CHAIRMAN OF THE BOARD

                                  OMTOOL, LTD.

                                8 INDUSTRIAL WAY
                           SALEM, NEW HAMPSHIRE 03079
                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 2, 2000
                               -------------------

To The Stockholders:


         The Annual Meeting of Stockholders of Omtool, Ltd., a Delaware corporation, will be held on Friday, June 2, 2000 at 10:00 A.M. local time at the Needham Sheraton, 100 Cabot Street, Needham, Massachusetts 02494 for the following purposes:

              1. To elect two Class III directors each to serve for a three-year term.

              2. To ratify the selection of the firm of Arthur Andersen LLP as auditors for the fiscal year ending December 31, 2000.

              3. To transact such other business as may properly come before the meeting and any adjournments thereof.

         Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on Wednesday, April 19, 2000, the record date fixed by the Board of Directors for such purpose.



                                    By Order of the Board of Directors,

                                    Kira A. Nelson
                                    SECRETARY


Salem, New Hampshire
April 25, 2000

--------------------------------------------------------------------------------
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.
--------------------------------------------------------------------------------

                                  OMTOOL, LTD.

                                8 INDUSTRIAL WAY
                           SALEM, NEW HAMPSHIRE 03079
                               -------------------

                                 PROXY STATEMENT
                               -------------------

                                 April 25, 2000

         Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Omtool, Ltd. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Friday, June 2, 2000 at 10:00 A.M. local time, at the Needham Sheraton, 100 Cabot Street, Needham, Massachusetts 02494.

         Only stockholders of record as of the close of business on April 19, 2000 (the "Record Date") will be entitled to vote at the meeting and any adjournments thereof. As of that date, 12,715,781 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company were issued and outstanding. Each share of Common Stock outstanding as of the Record Date will be entitled to one vote and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice to the Secretary of the Company at any time before it is exercised. Each of the persons named as a proxy in the proxy is a director and/or executive officer of the Company.

         An Annual Report to Stockholders, containing audited financial statements for the fiscal year ended December 31, 1999, is being mailed together with this proxy statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about April 27, 2000.

         The mailing address of the Company's principal executive offices is 8 Industrial Way, Salem, New Hampshire 03079.

         All properly executed proxies returned in time to be counted at the meeting and not revoked will be voted, and with respect to the election of members of the Board of Directors, will be voted as stated below under "Election of Directors." In addition to the election of directors, the stockholders will act on a proposal to ratify the selection of auditors, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR the matters if no specification is indicated.

         The representation in person or by proxy of at least a majority of all shares of Common Stock issued, outstanding and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as director, or which contain one or more abstentions or broker "non-votes," are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         The election of directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on each such matter is required for approval; therefore, abstentions will have the practical effect of voting against each such matter since they are included in the number of shares present and voting on each such matter. However, broker "non-votes" are not considered shares entitled to vote and therefore will have no impact on the outcome of the vote. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

         The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.

                      MANAGEMENT AND PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date (except as set forth below): (i) by each person who, to the knowledge of the Company, owned beneficially more than 5% of the 12,715,781 shares of Common Stock of the Company outstanding at such date; (ii) by each director and nominee; (iii) by each executive officer identified in the Summary Compensation Table set forth below under "Compensation and Other Information Concerning Directors and Officers," and (iv) by the directors, nominees and executive officers of the Company as a group.

                                                                AMOUNT AND NATURE
                 NAME AND ADDRESS OF                              OF BENEFICIAL
                  BENEFICIAL OWNER                               OWNERSHIP (1)(2)                PERCENT OF CLASS
                  ----------------                               ----------------                ----------------

Summit Partners (3)...............................                 1,698,378                          13.4%
  600 Atlantic Avenue
  Boston, MA 02110

Martin A. Schultz (4).............................                 1,534,654                          12.1%
  Omtool, Ltd.
  8 Industrial Way
  Salem, NH  03079

Robert L. Voelk (5)...............................                 1,465,954                          11.5%
  Omtool, Ltd.
  8 Industrial Way
  Salem, NH  03079

Dimensions Fund Advisors, Inc. (6)................                   975,600                           7.7%
  1299 Ocean Ave
  Santa Monica, CA  90401

Richard D. Cramer.................................                    23,250                            *

Bruce R. Evans (7)................................                 1,698,378                          13.4%

Adrian A. Peters (8)..............................                   162,500                           1.3%

William C. Styslinger, III (9)....................                    7,500                             *

Ellen Ohlenbusch Flaherty (10)....................                    84,833                            *

Darioush Mardan (11)..............................                    18,347                            *

All executive officers, nominees and directors as a
group (8 persons) (12)............................                 4,949,538                          38.9%

-----------

*          Less than 1% of the outstanding Common Stock.

(1) The persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as noted in the footnotes below and except to the extent authority is shared by spouses under applicable law.

(2) The number of shares of Common Stock deemed outstanding includes (i) 12,715,781 shares of Common Stock outstanding as of the Record Date and (ii) shares of Common Stock issuable pursuant to options held by the respective person or group which may be exercised within 60 days after the Record Date, as set forth below.

(3) Includes 1,609,966 shares held by Summit Ventures IV, L.P. and 88,412 shares held by Summit Investors III, L.P. The respective general partners of these entities exercise sole voting and investment power with respect to the shares owned by such entities.

(4) Excludes 120,000 shares held in trust for the benefit of certain family members; Mr. Schultz disclaims beneficial ownership of such shares.

(5) Excludes 62,000 shares held in trust for the benefit of certain family members; Mr. Voelk disclaims beneficial ownership of such shares.

 (6) Based on a Schedule 13G dated February 3, 2000 filed by Dimensional Fund Advisors, Inc. ("DFA") reflecting beneficial ownership as of December 31, 1999. According to the Schedule 13G, DFA exercises sole voting power and sole disposition power to all such shares. DFA, as an investment advisor registered under the Investment Act of 1940, disclaims beneficial ownership to all such shares.

(7) Includes 1,609,966 shares held by Summit Ventures IV, L.P. and 88,412 shares held by Summit Investors III, L.P. Mr. Evans is a general partner of Summit Investors III, L.P. and is the general partner of Stamps, Woodsum & Co. IV, which is the general partner of Summit Partners IV, L.P., which is the general partner of Summit Ventures IV, L.P. Mr. Evans may be deemed to share voting and investment power with respect to all shares held by the partnerships. Mr. Evans disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(8) Mr. Peters joined the Company as the President, Chief Operating Officer, and a Director in May 1999. In January, 2000, Mr. Peters was also named Chief Executive Officer. Mr. Peter's beneficial ownership consists of 162,500 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date.

(9) Mr. Styslinger's beneficial ownership consists of 7,500 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date.

(10) Ms. Flaherty left the Company in October 1999. Beneficial ownership is based on Ms. Flaherty's most recently filed Form 4.

(11)       Mr. Mardan left the Company in January 2000.

(12) All current directors, nominees and executive officers as a group hold options to purchase 222,500 shares of Common Stock which may be exercised within 60 days of the Record Date. Excludes 84,833 shares held by Ms. Flaherty and 18,347 shares held by Mr. Mardan.



                                   PROPOSAL I
                              ELECTION OF DIRECTORS

         No proxy may be voted for more people than the number of nominees set forth below. Shares represented by all proxies received by the Board of Directors and not so marked to withhold authority to vote for Robert L. Voelk or Martin A. Schultz (by writing that individual director's name where indicated on the proxy) will be voted FOR the election of Messrs. Voelk and Schultz, respectively. The Board of Directors knows of no reason why Messrs. Voelk or Schultz should be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person or persons or for fixing the number of directors at a lesser number.

                INFORMATION PERTAINING TO DIRECTORS AND NOMINEES

         In accordance with the Company's Amended and Restated By-laws (the "By-laws"), the Company's Board of Directors is divided into three classes. Richard D. Cramer, one of the Company's two Class I Directors, has served as a director since January 1996. Adrian A. Peters, the Company's other Class I Director, has served as a director since May 1999. The terms of Messrs. Cramer and Peters expire as of the date of the Annual Meeting of Stockholders to be held in 2001. Bruce R. Evans, one of the Company's two Class II Directors, has served as a director since July 1996. William C. Styslinger, III, the Company's other Class II Director, has served as a director since June 1997. The terms of Messrs. Evans and Styslinger expire as of the date of the Annual Meeting of Stockholders to be held in 2002. Martin A. Schultz, one of the Company's two Class III Directors and the Company founder, has served as a director since the Company's inception in 1991. Robert L. Voelk, the Company's other Class III Director, has served as a director since August 1993. The terms of Messrs. Schultz and Voelk expire as of the date of the Annual Meeting of Stockholders to be held in 2000.

         Each director serves for a three-year term, with one class of directors being elected at each Annual Meeting. Each director holds office until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

         The following table sets forth for each nominee to be elected at the meeting and for each Director who will continue to serve as a director beyond the meeting, the year such nominee or director was first elected as a director, the positions currently held by such nominee or director with the Company, the year such nominee's or director's term will expire and the class of director of such nominee or director.

NOMINEE'S OR DIRECTOR'S NAME AND YEAR
NOMINEE OR DIRECTOR                                                              YEAR TERM            CLASS OF
FIRST BECAME A DIRECTOR                   POSITION(S) HELD                       WILL EXPIRE          DIRECTOR
-----------------------                   ----------------                       -----------          --------

Robert L. Voelk                           Chairman of the Board                     2000                III
(1993)

Martin A. Schultz                         Director                                  2000                III
(1991)

Richard D. Cramer                         Director                                  2001                 I
(1996)

Adrian A. Peters                          Chief Executive Officer,                  2001                 I
(1999)                                    President, Chief Operating
                                          Officer and Director

Bruce R. Evans                            Director                                  2002                 II
(1996)

William C. Styslinger, III                Director                                  2002                 II
(1997)

                 OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the Class III nominees to be elected at the meeting, the current directors who will continue to serve as directors beyond the meeting, and the current executive officers of the Company, their ages and the positions currently held by each such person with the Company:

  NAME                                                 AGE                                 POSITION
  ----                                                 ---                                 --------

  Robert L. Voelk.............................          44       Chairman of the Board
  Adrian A. Peters............................          50       Chief Executive Officer, President, Chief Operating Officer
                                                                 and Director
  Kira A. Nelson..............................          31       Vice President of Finance, Acting Chief Financial Officer,
                                                                    Treasurer and Secretary
  Paul A. Smith...............................          52       Managing Director, Omtool Europe, Ltd.
  Richard D. Cramer (1, 2)....................          37       Director
  Bruce R. Evans (2)..........................          41       Director
  Martin A. Schultz...........................          44       Director
  William C. Styslinger, III (1, 2)...........          54       Director

----------

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

DIRECTORS TO BE ELECTED AT THE MEETING

         ROBERT L. VOELK has served as a Director of the Company since August 1993. Mr. Voelk served as Chief Executive Officer of the Company from January 1996 to December 1999 and President of the Company from August 1993 to January 1996. Mr. Voelk is the Chairman and Chief Executive Officer of eSped.com, Inc., which provides internet based applications, services and information to the K-12 education community. Mr. Voelk was employed in various positions at ASA International, Ltd., a designer and developer of proprietary vertical market software, from 1981 to 1993, most recently serving as Executive Vice President and Director. Mr. Voelk is a Director of ASA International, Ltd.

         MARTIN A. SCHULTZ, the founder of the Company, has served as a Director of the Company since its inception in March 1991. Mr. Schultz most recently served the Company as its Chief Technology Officer from May 1998 to December 1999. Mr. Schultz served as the Company's President from its inception through August 1993 and from January 1996 through May 1999. Mr. Schultz served as Chief Executive Officer of the Company from March 1991 to January 1996. Mr. Schultz served as Vice President of ASA International, Ltd. from April 1989 to January 1991.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE MEETING

         BRUCE R. EVANS has served as a Director of the Company since July 1996. Since 1991, Mr. Evans has been a general partner of Summit Partners, a venture capital firm, where he has been employed since 1986. Mr. Evans serves as a Director of DSET Corporation, a provider of telecommunications software and services and Private Business, Inc., a provider of software and services to community banks.

         RICHARD D. CRAMER has served as a Director of the Company since January 1996. Mr. Cramer is currently a sales and marketing consultant. Mr. Cramer has served as Vice President, Sales and Marketing of CENTRA Software, Inc., a developer and marketer of Web-Centric distance learning software, from May 1996 to January 1999. Mr. Cramer served as Vice President of North American Field Operations at Avid Technology, Inc., a developer of nonlinear film, video and audio solutions, from 1989 to 1995 and Vice President and General Manager of the Desktop Division of Avid Technology, Inc. during 1996.

         ADRIAN A. PETERS has served as Chief Executive Officer of the Company since January 2000 and as President, Chief Operating Officer and a Director of the Company since May 1999. Prior to joining the Company, Mr. Peters was President of Boston Partners, a private consulting firm to software start-ups. From 1996 to 1997, Mr. Peters served as President and Chief Executive Officer of Computron Software, an application and software tools company. From 1986 to 1995, Mr. Peters held various executive positions at Siemens AG, most recently as President and Chief Executive Officer of Siemens Nixdorf USA.

         WILLIAM C. STYSLINGER, III has served as a Director of the Company since June 1997. Mr. Styslinger has served as President, Chief Executive Officer and Director of SeaChange International, Inc., a provider of software products to manage, store and distribute digital video for cable television operators and telecommunications companies, since 1993 and as Chairman of the Board of SeaChange International, Inc. since January 1995. From March 1978 to July 1993, Mr. Styslinger was employed at Digital Equipment Company, most recently as manager of the Cable Television Business Unit.

EXECUTIVE OFFICERS

         KIRA A. NELSON has served the Company as Acting Chief Financial Officer, Secretary and Treasurer since January 2000 and served as Vice President of Finance since July 1998. She joined the Company in November 1996 as Corporate Controller. Prior to joining the Company, Ms. Nelson served as a Senior Financial Analyst at Discreet Logic, a developer of software for visual effects used in the creation of digital moving pictures, from November 1995 to September 1996. From 1991 to 1995, Ms. Nelson was employed in various positions by

Arthur Andersen LLP, a national public accounting firm, most recently serving as a senior accountant in the audit division of the firm's Boston office. Ms. Nelson is a certified public accountant.

         PAUL A. SMITH joined the Company in March 1999 and in April 1999 was named Managing Director, Omtool Europe Ltd., a wholly owned subsidiary of the Company. Mr. Smith served as the Executive Director of Northamber PLC, a computer, software and telephone distributor, from January 1995 to January 1999. Prior to January 1995, Mr. Smith served as Managing Director of Fontware Group Limited, a developer of font technology and a distributor of LAN fax software.

         Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of the executive officers or directors of the Company.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors met three times, and took action by unanimous written consent five times, during the fiscal year ended December 31, 1999. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Audit Committee met once and the Compensation Committee met twice, and took action by unanimous written consent two times, during the fiscal year ended December 31, 1999. The Board of Directors does not currently have a standing nominating committee. Each director attended at least 75% of the aggregate of all the meetings of the Board of Directors and of all the committees of the Board of Directors of which he is a member during the fiscal year ending December 31, 1999.

         The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of executives and salaries of the employees and consultants to the Company. The Compensation Committee also makes recommendations to the Board of Directors concerning incentive compensation of employees and directors of and consultants to the Company. During January 1999, the members of the Compensation Committee were Bruce R. Evans and Anthony J. Mark. As a result of Mr. Mark's resignation from the Board of Directors in February 1999, Mr. Evans was the only member of the Compensation Committee from February 1999 until April 1999. In April 1999, Mr. Cramer and Mr. Styslinger were elected to the Compensation Committee. The current members of the Compensation Committee are Messrs. Cramer, Evans and Styslinger. The Audit Committee recommends the engagement of auditors and is responsible for reviewing the results and scope of audits and other services provided by the Company's independent auditors. During the fiscal January 1999, the members of the Audit Committee were Richard D. Cramer and Mr. Mark. As a result of Mr. Mark's resignation from the Board of Directors in February 1999, Mr. Cramer was the only member of the Audit Committee from February 1999 until April 1999. In April 1999, Mr. Styslinger was elected to the Audit Committee. The current members of the Audit Committee are Messrs. Cramer and Styslinger.

COMPENSATION OF DIRECTORS

         Outside directors have been granted stock options by the Company under the 1996 Stock Plan. During 1999, independent directors received a participation fee of $1,000 for each Board of Directors meeting and $500 for each Board committee meeting that they attended in person. Outside directors have been and will continue to be reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings. No director who is an employee of the Company will receive separate compensation for services rendered as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Evans, a member of the Compensation Committee, is a general partner of Summit Investors III, L.P. a stockholder of the Company, and is also a general partner of Stamps, Woodsum & Co. IV, which is the general partner of Summit Partners IV, L.P. which is the general partner of Summit Ventures IV, L.P., another stockholder of the Company.

                       COMPENSATION AND OTHER INFORMATION
                        CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation for services in all capacities paid or accrued by the Company for the fiscal years ended December 31, 1999, 1998 and 1997, to (i) the individual who served as the Chief Executive Officer for the fiscal year ended December 31, 1999 and
(ii) each of the four other most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 in the fiscal year ended December 31, 1999 (with the Chief Executive Officer, collectively, the "Named Executive Officers"):

                                              SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                       COMPENSATION (1)
                                                                                       ----------------
                                                           ANNUAL COMPENSATION (2)          AWARDS
                                                           ------------------------    ---------------
                                                                                          SECURITIES
                                                                                          UNDERLYING          ALL OTHER
NAME AND                                                                                   OPTIONS/          COMPENSATION
PRINCIPAL POSITION                             YEAR       SALARY ($)    BONUS ($)(3)       SARS (#)              ($)(4)
------------------                             ----       ----------    ------------     ------------      --------------

Robert L. Voelk (5)....................        1999        225,000           --              --                   6,820 (6)
   Chairman of the Board and Chief             1998        223,462           --              --                   7,080 (6)
   Executive Officer                           1997        175,000         50,000            --                   8,600 (6)

Adrian A. Peters (7)...................        1999        190,385         40,000          650,000                2,077
  President, Chief Operating Officer and       1998          --              --              --                   --
  Director                                     1997          --              --              --                   --

Martin A. Schultz (8)..................        1999        225,000           --              --                 472,502 (9)
   Chief Technology Officer and Director       1998        223,462           --              --                   6,490 (10)
                                               1997        175,000         50,000            --                   9,075 (10)

Ellen Ohlenbusch Flaherty (11).........        1999        128,538         68,455 (12)      20,000              132,226 (14)
   Senior Vice President, Sales                1998        116,923         86,855 (12)     200,000 (13)           5,115
                                               1997         99,058        102,300 (12)     160,000                4,750

Darioush Mardan (15)...................        1999        168,615         42,500           20,000              118,855 (17)
   Chief Financial Officer, Secretary and      1998        129,077           --            100,000 (16)           3,911
   Treasurer                                   1997         90,500           --              --                   3,098

-----------

(1) The Company did not grant any restricted stock awards or stock appreciation rights during fiscal 1999, 1998 and 1997. The Company does not have any long term incentive plan.

(2) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits have been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for the executive officer during the year ended December 31, 1999.

(3) Bonuses are reported in the year earned, even if actually paid in a subsequent year.

(4) Consists of the Company's matching contributions related to the Company's 401(k) Plan, premiums for life insurance paid by the Company on behalf of the Named Executive Officers and amounts payable upon the resignation of certain of the Named Executive Officers noted in the footnotes below.

(5) Mr. Voelk was the Company's Chief Executive Officer from January 1996 to December 31, 1999.

(6)      Includes life insurance premiums paid by the Company on behalf of Mr.
         Voelk.

(7) Mr. Peters joined the Company in May 1999 as the President, Chief Operating Officer and a Director. In January 2000, he was named Chief Executive Officer.

(8) Mr. Schultz was the Company's Chief Technology Officer from May 1998 to December 31, 1999.

(9) Includes a payment of $466,272 to Mr. Schultz as a result of his resignation from the Company in December 1999 and life insurance premiums paid by the Company on behalf of Mr. Schultz.

(10) Includes life insurance premiums paid by the Company on behalf of Mr. Schultz.

(11)     Ms. Flaherty left the Company in October 1999.

(12)     Represents amounts earned as sales commissions.

(13) Includes options to purchase 100,000 shares of Common Stock granted pursuant to the repricing of options.

(14) Includes a payment of $127,226 to Ms. Flaherty as a result of her resignation from the Company in October 1999.

(15)     Mr. Mardan left the Company in January 2000.

(16) Includes options to purchase 50,000 shares of Common Stock granted pursuant to the repricing of options.

(17) Includes a payment of $115,187 to Mr. Mardan as a result of his resignation from the Company in January 2000.

OPTION GRANTS

         The following table sets forth information concerning options granted during the last fiscal year under the Company's 1997 Stock Plan to the Named Executive Officers. The Company did not grant any stock appreciation rights in 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                                -----------------------------------------------------

                                                    PERCENT OF
                                                       TOTAL
                                       NUMBER OF     OPTIONS/                             POTENTIAL REALIZABLE VALUE AT
                                      SECURITIES       SARS                               ASSUMED ANNUAL RATES OF STOCK
                                      UNDERLYING    GRANTED TO   EXERCISE                   PRICE APPRECIATION FOR
                                      OPTION/SARS    EMPLOYEES   OR BASE                        OPTION TERM (2)
                                       GRANTED       IN FISCAL   PRICE      EXPIRATION    ------------------------------
               NAME                     (#)(1)         YEAR       ($/SH)       DATE         5%($)              10%($)
               ----                   ----------    ----------   ------     ----------     ------              ------

Robert L. Voelk.................          --            --          --          --            --                 --

Adrian A. Peters................        650,000         36%         4.125     5/01/09     1,686,224          4,273,222

Martin A. Schultz...............          --            --          --          --            --                 --

Ellen Ohlenbusch Flaherty (3)...        20,000           1%         2.75      1/4/09         34,589             87,656

Darioush Mardan (4).............        20,000           1%         2.75      1/4/09         34,589             87,656

----------------

 (1) All of Mr. Peters' options were granted on May 1, 1999 and are exercisable in sixteen equal quarterly installments commencing August 1, 1999. All of Ms. Flaherty's and Mr. Mardan's options were granted on January 4, 1999 and are were exercisable in four equal annual installments commencing on January 4, 2000. All options were granted at fair market value on the date of grant as determined by the Board of Directors of the Company.

(2) Amounts represent hypothetical gains that could be achieved for the option if exercised at the end of the option term. These gains are based on the fair market value on the date of grant and assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are mandated by the rules of the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price. The potential realizable value computation is net of the applicable exercise price, but does not take into account federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock. Actual gains, if any, are dependent upon the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation in this table can be achieved. This table does not take into account any appreciation in the price of the Common Stock to date.

(3) Ms. Flaherty left the Company in October 1999, at which time her options were not exercisable and therefore terminated.

(4) Mr. Mardan left the Company in January 2000, at which time one-quarter of his options were exercisable and the remaining options were not exercisable and therefore terminated.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

         Shown below is information with respect to options to purchase the Company's Common Stock granted under the Company's 1996 Stock Option Plan and 1997 Stock Plan, including (i) the number of shares of Common Stock received upon exercise of options in the fiscal year ended December 31, 1999; (ii) the net value realized upon such exercise; (iii) the number of unexercised options held at December 31, 1999; and (iv) the aggregate dollar value of unexercised options held at December 31, 1999:

                   AGGREGATED OPTION/SAR EXERCISES IN THE LAST
                             FISCAL YEAR AND FY-END
                                OPTION/SAR VALUES

                                                                       NUMBER OF
                                                                 SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                   SHARES                             UNEXERCISED                     IN-THE-MONEY
                                  ACQUIRED                          OPTIONS/SARS AT                  OPTIONS/SARS AT
                                     ON           VALUE           FISCAL YEAR-END (#)            FISCAL YEAR-END ($)(2)
                                  EXERCISE      REALIZED     ------------------------------- --------------------------------
NAME                                (#)          ($)(1)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                            ---------     -----------    ------------    -------------    -----------    -------------

Robert L. Voelk.................    --             --             --              --              --               --

Adrian A. Peters................    --             --            81,250         568,750           --               --

Martin A. Schultz...............    --             --             --              --              --               --

Ellen Ohlenbusch Flaherty (3)...    --             --            25,000           95,000          --               --

Darioush Mardan (4).............    90,847        376,926        12,500           57,500          --               --

---------------

(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers, but are calculated based on the difference between the fair market value of the Company's Common Stock on the date of exercise and the exercise price of the options. Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options and the amount of cash received by such individuals is dependent on the price of the Company's Common Stock at the time of such sale.

(2) Value is based on the difference between the option exercise price and the fair market value at December 31, 1999 ($2.375 per share) multiplied by the number of shares of Common Stock underlying the option. As the fair market value of the options on December 31, 1999 was below the option exercise price, no unexercisable options were In-the-Money on December 31, 1999 for all Named Executive Officers.

(3) Ms. Flaherty left the Company in October 1999, at which time her options were not exercisable and therefore terminated.

(4) Mr. Mardan left the Company in January 2000, at which time one-quarter of his options were exercisable and the remaining options were not exercisable and therefore terminated.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Prior to April 1999, the Company's executive compensation program was administered by a two member Compensation Committee of the Board of Directors (the "Compensation Committee"). In April 1999, the Board of Directors passed a resolution to increase the number of Directors administering the Compensation Committee from two members to three members. The members of the Compensation Committee are non-employee Directors. The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of executive officers and the salaries of the employees of and consultants to the Company. The Compensation Committee also makes recommendations to the Board of Directors concerning incentive compensation of employees and directors of and consultants to the Company.

         The Company's executive compensation program is designed to provide levels of compensation that assist the Company in attracting, motivating and retaining qualified executive officers and aligning the financial interests of the Company's executive officers and other employees with those of its stockholders by providing a competitive compensation package based on corporate and individual performance. In addition to cash compensation in the form of base salary, compensation under the executive compensation program can be comprised of annual cash incentive bonuses and long-term incentive awards in the form of stock option grants. The compensation program is also comprised of various benefits, including medical and insurance plans, as well as the Company's 1997 Employee Stock Purchase Plan, as amended, and 401(k) Plan, which plans are generally available to all employees of the Company.

BASE SALARY

         Base salary compensation levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within the range of base salaries that the Compensation Committee believes are paid to executive officers with comparable qualifications, experience and responsibilities at other companies located in the northeastern United States of similar size and engaged in similar business to that of the Company. In setting compensation levels, the Compensation Committee generally takes into account such factors as (i) the Company's past operating and financial performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes determinations based upon the consideration of all of these factors as well as the progress made with respect to the Company's long-term goals and strategies.

INCENTIVE COMPENSATION

         Incentive Compensation in the form of performance-based bonuses for the Chief Executive Officer and the Company's other executive officers is based upon management's success in meeting the Company's financial and strategic goals as well as meeting individual performance goals.

STOCK OPTIONS

         Stock Options are the principal vehicle used by the Company to provide long-term incentive-based compensation to improve the Company's operating and financial performance and to support the recruitment, motivation and retention of key professional and managerial personnel. The Company's stock option plans are administered by the Board of Directors. To date, the Board of Directors has not granted stock options at less than fair market value.

         Stock options are granted from time to time to eligible employees and based upon the Company's overall financial performance and their contributions thereto. Stock options are designed to align the interest of the Company's executive officers and other employees with those of its stockholders by encouraging them to enhance the value of the Company, the price of the Common Stock and, hence, the stockholders' return. In addition, the vesting of stock options over a period of time is designed to defer the receipt of compensation by the option holder, thus creating an incentive for the individual to remain with the Company. The Company periodically grants new options to provide continuing incentives for future performance.

         During the fiscal year ended December 31, 1999, options to purchase 650,000 shares were awarded to Adrian A. Peters, Chief Executive Officer, President and Chief Operating Officer. Such grant was made as part of Mr. Peters compensation package upon his joining the Company as its President and Chief Operating Officer in May 1999. In addition, during the fiscal year ended December 31, 1999, options to purchase 20,000 shares were awarded to Ellen Flaherty, Senior Vice President, Sales, and Darioush Mardan, Chief Financial Officer, Secretary and Treasurer. Such grants were made in recognition of such officers' contributions to the Company's performance in fiscal 1998. No other stock options were granted to any of the Company's Named Executive Officers, including the Chief Executive Officer, during fiscal 1999. Ms. Flaherty left the Company in October 1999, at which time such options were not exercisable and were terminated. Mr. Mardan left the Company in January, 2000, at which time one-quarter of such options were exercisable and the remaining options were not exercisable and therefore terminated.

OTHER BENEFITS

         The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers a stock purchase plan, pursuant to which employees may purchase Common Stock at a discount and a 401(k) Plan. The Company matches each employee's contributions to the 401(k) Plan up to 3% of such employee's salary. The Company also maintains medical, disability and life insurance plans and other benefit plans for its employees.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Compensation for the Company's Chief Executive Officer, Robert L. Voelk, was determined in accordance with the policies applicable to the other executive officers of the Company described above. The 1999 base salary compensation for Mr. Voelk was $225,000. In addition to achievement of performance targets in accordance with the Company's executive compensation policies, the Compensation Committee determines the Chief Executive Officer's cash compensation based upon the Company's overall performance, the performance of his management team, the compensation paid at competing companies and the Company's prospects, among other objective and subjective factors. The Compensation Committee does not find it practicable to quantify or assign relative weight to the factors on which the Chief Executive Officer's compensation is based.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deduction to $1 million for compensation paid to any of the executive officers unless certain requirements are met. The Compensation Committee has considered these requirements and it is the Compensation Committee's present intention that, so long as it is consistent with its overall compensation objectives, not to exceed the deduction limitations of Section 162(m).

         The Compensation Committee is satisfied that the executive officers of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company and that the compensation policies and programs implemented and administered have contributed and will continue to contribute towards achieving this goal.

         This report has been respectfully submitted by the members of the Compensation Committee of the Board of Directors.*

                                    Bruce R. Evans
                                    Anthony J. Mark
                                    Richard D. Cramer
                                    William C. Styslinger, III

---------------
* From April 15, 1997 to February 9, 1999, the Compensation Committee was comprised of Messrs. Mark and Evans. From February 9, 1999 until April 16, 1999, the Compensation Committee was comprised of Mr. Evans. Since April 16, 1999, the Compensation Committee has been comprised of Mr. Evans, Mr. Cramer and Mr. Styslinger. The Compensation Committee Report is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

STOCK PERFORMANCE GRAPH

         The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock during the period from the Company's initial public offering through December 31, 1999 with the cumulative total return on (i) the Nasdaq Market Index, and (ii) a broad peer group index prepared by Media General Financial Services consisting of Nasdaq listed companies grouped under SIC Code 7372.


            COMPARISON OF FIVE YEAR* CUMULATIVE TOTAL RETURN** AMONG
                        OMTOOL, LTD., NASDAQ MARKET INDEX
                              AND PEER GROUP INDEX
                                [OBJECT OMITTED]

[below are plot points of the graph]

-----------------------------------------------------------------------------
                                8/8/97     12/31/97    12/31/98     12/31/99
-----------------------------------------------------------------------------
Omtool, Ltd.                    100.00       102.50       29.38        23.75
-----------------------------------------------------------------------------
Nasdaq Market Index             100.00        98.95      139.38       246.14
-----------------------------------------------------------------------------
Peer Group Index                100.00        92.72      155.28       291.24
-----------------------------------------------------------------------------

----------

* Prior to August 8, 1997 the Company's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

** Cumulative Total Return assumes $100 was invested on August 8, 1997 in the Corporation's Common Stock and in the Nasdaq Market Index and Peer Group Index and assure reinvestment of dividends, if any.

      The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from Media General Financial Services, a source believed to be reliable, however, the Company is not responsible for any errors or omissions in such information.

                                   PROPOSAL II

                      RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors has selected the firm of Arthur Andersen LLP, independent auditors, to serve as auditors for the fiscal year ending December 31, 2000. Arthur Andersen LLP has served as the Company's auditors and outside accountants since 1996. It is expected that a member of the firm will be present at the Annual Meeting of Stockholders with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. The Board of Directors recommends a vote FOR ratification of this selection. The ratification of this selection is not required under the laws of the State of Delaware, where the Company is incorporated, but the results of this vote will be considered by the Board of Directors in selecting auditors for future fiscal years.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 1999 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 1999, except that Mr. Cramer failed to file one transaction in a timely manner. Mr. Cramer filed an amended Form 4 to report the missed transaction.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next Annual Meeting of the Company must be received at the Company's principal executive offices no later than January 1, 2001. Under the Company's By-Laws, stockholders who wish to make a proposal at the next Annual Meeting - other than one that will be included in the Company's proxy materials - must notify the Company no earlier than December 1, 2000 and no later than January 1, 2001. If a stockholder who wishes to present a proposal fails to notify the Company by January 1, 2001, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Company's By-laws, the proposal is brought before the meeting, then under the Securities and Exchange Commission's proxy rules the proxies solicited by management with respect to the next Annual Meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the Securities and Exchange Commission's proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail -- Return Receipt Requested to Omtool, Ltd., 8 Industrial Way, Salem, New Hampshire 03079, attention: Kira Nelson.

                            EXPENSES AND SOLICITATION

         Proxies may be solicited by the Company, by personal interview, mail and telephone. The Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. The cost of solicitation of proxies will be borne by the Company.

PROXY                                                                      PROXY

                                  OMTOOL, LTD.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2000

     The undersigned hereby appoints Robert L. Voelk and Kira Nelson, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of Omtool, Ltd., to be held on June 2, 2000 at 10:00 a.m., at the Needham Sheraton, Needham, Massachusetts, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all the Common Stock of the Company which the undersigned would be entitled to vote if personally present. This Proxy when properly executed will be voted in accordance with your indicated directions. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2 AND 3.

     The Board of Directors recommends a vote FOR the election of the Directors and FOR Proposals 2 and 3.

  YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE
           SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                                  OMTOOL, LTD.


                                  JUNE 2, 2000


   [arrow down] Please Detach and Mail in the Envelope Provided [arrow down]


/X/  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.




                       FOR         WITHHELD
1. To elect two
   Class III           / /           / /
   Directors each
   to serve for a
   three-year term.

INSTRUCTIONS: To withhold for a specific nominee, write that nominee's name in the space provided.

_______________________________________________________



NOMINEES: Robert L. Voelk
          Martin A. Schultz


                                                     FOR   AGAINST    ABSTAIN

2. To ratify the selection of the firm of Arthur
   Andersen LLP as auditors for the fiscal           / /     / /        / /
   year ending December 31, 2000.


3. To transact such other business as may
   properly come before the meeting and any         / /      / /       / /
   adjournments thereof.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL
MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT.





Signature(s)__________________________________ _______________________________

Dated: ___________________, 2000

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. JOINT OWNERS SHOULD EACH SIGN SEPARATELY. WHERE APPLICABLE, INDICATE YOUR OFFICIAL POSITION OR REPRESENTATIVE CAPACITY.